UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2015

Delcath Systems, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	001-16133	06-1245881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Avenue of the Americas, 43rd Floor New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 489-2100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Delcath Systems, Inc. (the “Company”) has announced the appointment of Dr. Jennifer K. Simpson, Ph.D. to the Company’s Board of Directors (the “Board”) effective October 1, 2015. Dr. Simpson will continue to serve as the Company’s President and Chief Executive Officer. Dr. Simpson will serve as a Class III director with her term expiring at the 2018 annual meeting. In connection with Dr. Simpson’s appointment, the Board increased the size of the Board to seven members. Dr. Simpson is currently not expected to be appointed to serve on any committee of the Board and there are no reportable transactions as would be required by Item 404(a) of Regulation S-K. The terms of Dr. Simpson’s employment and compensation remain unchanged.

In addition, Dr. Roger G. Stoll, Ph.D., previously the Executive Chairman of the Board, has been named Chairman of the Board effective October 1, 2015.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are filed herewith:

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Delcath Systems, Inc., dated October 6, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DELCATH SYSTEMS, INC.

Date: October 6, 2015	By:	/s/ Jennifer K. Simpson, Ph.D.
Jennifer K. Simpson, Ph.D. Director, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Delcath Systems, Inc., dated October 6, 2015